EXHIBIT 5.1

                                       June 11, 1999

Exactech, Inc.
2320 N.W. 66th Court
Gainesville, Florida 32653

          RE: EXACTECH, INC.
             -------------------------

Ladies and Gentlemen:

         On June 2, 1999, Exactech, Inc., a Florida corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration No. 333-79705) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by certain stockholders of 198,254 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon copies of
(i) the Company's Amended and Restated Articles of Incorporation and the Company's Amended and Restated Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Shares to be sold by the Company and related matters; (iii) the Registration Statement and all amendments and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly and validly authorized and, when issued and delivered by the Company will be validly issued, fully paid and nonassessable.


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Exactech, Inc.
June 11, 1999
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                       Very truly yours,

                                       GREENBERG TRAURIG, P.A.

                                       /s/ GREENBERG TRAURIG